UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2005

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2005, Avanir Pharmaceuticals ("Avanir") entered into an Asset Purchase Agreement (the "Agreement"), pursuant to which Avanir's newly formed wholly owned subsidiary, Avanir Holding Company, (the "Subsidiary"), acquired from IriSys, Inc. ("IriSys") contract rights relating to Neurodex, a drug candidate that Avanir exclusively licensed from IriSys in August 2000 under a royalty-bearing license agreement (the "IriSys License"). A copy of the IriSys License has been filed as an exhibit to Avanir's quarterly report on Form 10-Q for the quarter ended June 30, 2000. A copy of the Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

In the transaction, the Subsidiary paid IriSys $1,925,000 and transferred 2,000,000 shares of Avanir Class A common stock (the "Shares"). The Shares were issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933 (the "Securities Act") and pursuant to Rule 506 under the Securities Act. Avanir has agreed to file a registration statement for the resale of the Shares within 45 days from closing, although any resale of the Shares by an affiliate of Avanir (including IriSys and Gerald J. Yakatan, Ph.D., Avanir's President and Chief Executive Officer) must be made in accordance with the sales volume and other resale limitations set forth in Rule 144 under the Securities Act. As of December 31, 2004, the Company's most recent completed fiscal quarter, the Company had cash and cash equivalents of approximately $14.6 million and short-term investments in securities of approximately $8.0 million. Following the issuance of the Shares, the Company had approximately 99.8 million shares of Class A common stock issued and outstanding.

A total of 257,249 Shares will be held in escrow to satisfy certain indemnification claims under the terms of the Agreement that may arise during a period of one year from closing. Additionally, under the terms of the Agreement, Avanir and the Subsidiary have the right to reclaim up to the aggregate consideration paid in the event of the breach of certain representations by IriSys or its shareholders.

Dr. Yakatan owns approximately 65% of the issued and outstanding shares of IriSys and was a member of the IriSys Board of Directors until the closing of the transaction, at which time he resigned from the IriSys board. The Avanir Corporate Governance Committee (comprised solely of independent directors) negotiated and approved the terms of the Agreement and retained counsel and Standard & Poor's Corporate Value Consulting group ("S&P") to serve as the Committee's legal and financial advisors, respectively, in the transaction. S&P reviewed the terms of the Agreement and provided the Committee with a favorable opinion regarding the fairness, from an financial point of view, of the Agreement to Avanir and its shareholders. In assessing the value of the assets acquired pursuant to the Agreement, the Corporate Governance Committee and S&P considered various financial models for the commercialization of Neurodex for different indications, as well as the projected discounted cash flow and net present value under each such model.

On March 9, 2005, Avanir issued a press release announcing the execution of the Agreement and the consummation of the transactions contemplated therein. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 8, 2005, Avanir Holding Company acquired certain assets and contract rights from IriSys, Inc. A description of the transaction is set forth above under Item 1.01 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On March 8, 2005, Avanir Pharmaceuticals issued equity securities in an unregistered transaction. A description of the transaction is set forth above under Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired
Not Applicable.
(b) Pro Forma Financial Information
Not Applicable.
(c) Exhibits
Exhibit No. Description
2.1 Asset Purchase Agreement, dated March 8, 2005, by and among Avanir Pharmaceuticals, Avanir Holding Company, IriSys, Inc., Gerald J. Yakatan, Ph.D. and Gina M. Stack.
99.1 Press release, dated March 9, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

March 11, 2005	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP Finance & CFO

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Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated March 8, 2005, by and among Avanir Pharmaceuticals, Avanir Holding Company, IriSys, Inc., Gerald J. Yakatan, Ph.D. and Gina M. Stack.
99.1	Press release, dated March 9, 2005